CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-284949) (the “Registration Statement”) of Equitable Financial Life Insurance Company of our report dated March 20, 2025 relating to the financial statements and financial statement schedules, which appears in Equitable Financial Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and consent to the incorporation by reference of our report dated March 20, 2025 relating to the financial statements and financial statement schedules of Equitable Financial Life Insurance Company of America, which appears in Equitable Financial Life Insurance Company of America’s Annual Report on Form 10-K for the year ended December 31, 2024. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 22, 2025